Exhibit 99.1

Date: February 6, 2014	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contacts:
Joanne Fairechio
732-378-4967
jfairechio@njresources.com
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE

Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth

Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported results for the first quarter of fiscal 2014, including its net financial earnings (NFE), and reaffirmed earnings guidance for fiscal 2014.

A reconciliation of net income to NFE for the first quarter of fiscal years 2014 and 2013 is provided below.

	Three Months Ended December 31,
(Thousands)	2013	2012

Net income	$7,693	$60,206
Add:

Unrealized loss (gain) on derivative instruments and related transactions	65,652	(18,334)
Effects of economic hedging related to natural gas inventory	(22,880)	(20,748)
Tax adjustments	(10,605)	14,369

Net financial earnings	$39,860	$35,493

Weighted Average Shares Outstanding
Basic	42,021	41,695
Diluted	42,239	41,758

Basic earnings per share	$0.18	$1.44

Basic net financial earnings per share	$0.95	$0.85

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments, net of applicable tax adjustments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

•	NJR Reports Net Financial Earnings

In the first quarter of fiscal 2014, NJR reported NFE of $39.9 million, or $.95 per share, compared with $35.5 million, or $.85 per share, in the first quarter of fiscal 2013.

	Three Months Ended December 31,
(Thousands)	2013	2012
Net Financial Earnings (Loss)
New Jersey Natural Gas	$27,639	$25,492
NJR Energy Services	7,374	3,014
NJR Clean Energy Ventures	3,614	5,305
NJR Midstream	1,434	1,785
NJR Home Services and Other	(201)	(94)

Sub-total	39,860	35,502
Eliminations	—	(9)

Total	$39,860	$35,493

First-quarter NFE growth was driven primarily by strong results at NJR Energy Services, the company’s wholesale energy services segment, and New Jersey Natural Gas, NJR’s regulated utility subsidiary, which offset lower results at the company’s distributed power subsidiary, NJR Clean Energy Ventures.

“We are off to a solid start in fiscal 2014,” said Laurence M. Downes, chairman and CEO of NJR. “As always, our dedicated employees are the key driver of our performance by focusing on the execution of our strategic plan. On behalf of our board of directors, I would like to thank each and every one of them for their unwavering dedication and continued commitment to meeting our customers’ expectations for safety, reliability and service while delivering consistent returns to our shareowners.”

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

•	NJR Reaffirms Fiscal 2014 Earnings Guidance

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR is reaffirming previously announced fiscal 2014 NFE guidance in a range of $2.75 to $2.95 per basic share. As in the past, NJR expects New Jersey Natural Gas to be the largest contributor to fiscal 2014 NFE. The following chart represents the current expected contributions from NJR’s subsidiaries:

Company	Expected Fiscal 2014 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Midstream	5 to 10 percent
Total Regulated	65 to 80 percent
NJR Energy Services	5 to 15 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Home Services	2 to 5 percent

•	Moody’s Investors Service Announces Credit Rating Upgrade for New Jersey Natural Gas

On January 30, 2014, Moody’s Investors Service upgraded the senior secured rating of New Jersey Natural Gas (NJNG), the company’s regulated utility subsidiary, from Aa3 to Aa2, with a stable outlook. The rating upgrade was driven primarily by the overall credit supportiveness of the regulatory environment under which NJNG operates. In its announcement, Moody’s noted the New Jersey Board of Public Utilities’ (BPU) continued support of NJNG’s rate mechanisms, which allows for timely recovery of costs, including those associated with NJNG’s Basic Gas Supply Service (BGSS) and Conservation Incentive Programs (CIP). In addition, the favorable recovery of investments related to NJNG’s infrastructure and energy-efficiency programs factored into their decision to upgrade NJNG’s rating.

•	Steady Growth Continues at New Jersey Natural Gas; New Construction Customer Additions Remain Strong

NFE for the first quarter of fiscal 2014 at NJNG were $27.6 million, compared with $25.5 million during the same period last year. The increase was due to steady growth from customer additions, higher utility gross margin from incentive programs, The SAVEGREEN Project® and the impact of customers who had been curtailed in fiscal 2013 due to Superstorm Sandy returning to service in fiscal 2014.

NJNG added 2,129 new customers in the first quarter of fiscal 2014, compared with 1,959 in the same period last year, an increase of 8.7 percent. Of these customers, 980 were related to new construction, compared with 845 in the same period last year, a 16 percent increase. In the first quarter of fiscal 2014, total customer conversions were 1,286, an increase of 9.4 percent over the first quarter of fiscal 2013, including 137 non-heat customers who switched to natural gas.

NJNG currently expects to add, in total, 14,000 to 16,000 new customers during fiscal 2014 and 2015, representing a new customer annual growth rate of about 1.5 percent. NJNG expects these new customers and conversions to contribute approximately $3.9 million annually to utility gross margin. “We continue to see solid economic activity in our service territory, which is driving strong new customer growth,” said Downes.

In fiscal 2013, utility gross margin was reduced as a result of the curtailment of 30,100 customers during Superstorm Sandy. As of the first quarter of fiscal 2014, nearly 75 percent of these customers were back in service, contributing to improved utility gross margin of about $1.4 million in the first quarter of fiscal 2014. For more information on utility gross margin, please see Non-GAAP Financial Information below.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

On December 18, 2013, the BPU approved NJNG’s request to provide natural gas delivery service to the Red Oak power plant, an 830 megawatt combined cycle power plant located in Sayreville, New Jersey. The service agreement is effective through September 30, 2022. NJNG also has the ability to sell natural gas to the facility under its natural gas supply incentive program, with gross margin to be shared with NJNG customers. NJNG expects to begin delivering natural gas to the power plant in the fall of 2014. “At that time, the Red Oak facility will be our largest customer,” said Downes. “This addition will benefit our customers and shareowners alike.”

•	The SAVEGREEN Project®

In the first quarter of fiscal 2014, The SAVEGREEN Project, NJNG’s energy-efficiency program, spent $9.8 million on grants, incentives and the on-bill repayment program to help make high-efficiency natural gas equipment more affordable for NJNG customers. During the same period, SAVEGREEN performed 1,303 home energy audits to identify additional energy-efficiency opportunities, with an emphasis on whole-house improvements to further increase energy savings. In addition, during the first quarter of fiscal 2014, 634 customers took advantage of the on-bill repayment program.

Since its inception in 2009, SAVEGREEN grants, incentives and on-bill repayment program loans, totaling $71.5 million, have helped more than 29,000 customers reduce energy consumption and lower their bills, supporting the state’s environmental goals and its mandate to reduce energy costs for residents. New Jersey has also benefited from more than $215.8 million in economic activity generated by the 1,902 contractors now participating in The SAVEGREEN Project. NJNG’s SAVEGREEN energy-efficiency programs are in place through June 30, 2015.

In fiscal 2014 and 2015, NJNG plans to invest a total of approximately $85 million in SAVEGREEN grants, financial incentives and the on-bill repayment program. The company is authorized to earn an overall return on its SAVEGREEN investments at various rates. The recovery period varies from two to 10 years, depending on the type of investment.

•	Compressed Natural Gas Refueling Stations

NJNG is in various stages of developing three compressed natural gas (CNG) refueling stations, representing a total investment of approximately $9.6 million. The host sites, located at Waste Management, Inc. of Toms River, Ocean County, the Middletown Department of Public Works and Shore Point Distributing Company, Inc. of Freehold Township, both in Monmouth County, will be the first to open to the public in each of these counties.

NJNG will install, own and maintain the CNG infrastructure for all three stations, and the host companies will be required to initially use at least 20 percent of the refueling capacity and open the stations to the public. These new CNG fueling stations align with the state’s public policy goal to encourage the use of natural gas vehicles and give New Jersey residents and businesses easier access to cleaner, cost-effective fuel options. NJNG expects construction to begin by March 2014, with all three CNG stations operational by the end of fiscal 2014.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

NJNG is authorized by the BPU to earn an overall return of 7.1 percent, including a 10.3 percent return on equity (ROE), on these investments.

•	New Jersey Natural Gas Supply Incentive Program

In the first quarter of fiscal 2014, NJNG’s gross margin-sharing BGSS incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, contributed $2.5 million to utility gross margin, compared with $2.1 million in the first quarter of fiscal 2013. This increase was due primarily to increased off-system sales margin, resulting primarily from higher volatility in the market area. NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the BPU that is in place through October 31, 2015. Since inception in 1992, these incentive programs have saved customers approximately $647 million.

•	Regulated Infrastructure Update

In the first quarter of fiscal 2014, NJNG invested $10.6 million in its Safety Acceleration and Facility Enhancement (SAFE) program, a planned $130 million, four-year infrastructure investment. Through SAFE, NJNG will replace 276 miles of its distribution main to further ensure the reliability and integrity of its delivery system and meet the needs of its growing customer base. This will include all of NJNG’s cast iron main and approximately 50 percent of its unprotected bare steel distribution main, along with the associated services. SAFE investments will earn a weighted average cost of capital of 6.9 percent, including a 9.75 percent ROE.

NJNG is awaiting approval from the BPU for its New Jersey Reinvestment in System Enhancement (NJ RISE) program, a $102.5 million investment over a five-year period to include six capital projects throughout the most storm prone coastal areas of its service territory. These system enhancements will help mitigate outages, improve NJNG’s service disruption response and strengthen the overall safety, reliability and resiliency of its delivery system. NJNG is seeking to recover the capital investment costs associated with NJ RISE through an annual adjustment to its base rates. NJNG expects the BPU to make a decision on NJ RISE later in fiscal 2014.

•	NJR Energy Services Reports Continued Strong Results

During the first quarter of fiscal 2014, NJR Energy Services (NJRES), the wholesale energy subsidiary of NJR, generated $7.4 million of NFE, compared with $3 million in the same period last year. The improvement was due primarily to higher financial margin generated from storage assets during cold weather, growth in NJRES’ pipeline and storage portfolio and increased sales to major customer segments.

“With a diversified portfolio of natural gas storage and transportation assets, expertise in the producer services marketplace and a constant focus on disciplined risk management, NJR Energy Services continues to identify new growth opportunities that bring value to our shareholders,” continued Downes.

NJRES has added new counterparties, as well as strategic storage and transportation assets to its holdings, and continues to expand its geographic footprint, adding to its existing portfolio, which includes 41.4 billion cubic feet (Bcf) of firm storage capacity and 1.5 Bcf/day of firm transportation.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

•	NJR Clean Energy Ventures Places Two Commercial Projects into Service; Residential Growth Continues

In the first quarter of fiscal 2014, NJR Clean Energy Ventures (NJRCEV), the company’s unregulated distributed power subsidiary, reported NFE of $3.6 million, compared with $5.3 million in the same period last year. The reduction in earnings is due primarily to the timing of Solar Renewable Energy Certificate (SREC) sales.

In the first quarter of fiscal 2014, NJRCEV placed into service a total of $5.7 million in commercial projects, including a 0.3 megawatt system for the Township of Woolwich and a 1.4 megawatt system at Reeves Station South in Medford, New Jersey. Additionally, a $26 million, 9.2 megawatt grid-connected project in West Pemberton is currently under construction and expected to be operational in fiscal 2014. During the second quarter of fiscal 2014, NJRCEV plans to begin construction on two grid-connected projects, investing a total of $44 million. During the first quarter of fiscal 2013, NJRCEV invested approximately $26.3 million in two commercial solar installations placed into service, with a total capacity of 9.1 megawatts.

The Sunlight Advantage®, NJRCEV’s residential solar lease program, added 175 customers in the first quarter of fiscal 2014, bringing the total number of customers to 2,242 since the program’s inception. The Sunlight Advantage provides simple, solar savings to eligible homeowners through a roof- or ground-mounted solar system with no upfront installation or maintenance costs. NJRCEV expects to invest approximately $27 million in residential solar systems in fiscal 2014.

NJR’s effective tax rate is significantly impacted by the amount of tax credits that are forecasted to be earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax provision. Based on projects completed in the first quarter, and NJRCEV’s forecast of projects to be completed for the balance of the fiscal year, NJR’s estimated annual effective tax rate is 16.3 percent. Accordingly, $594,000 related to tax credits were recognized in the first quarter of fiscal 2014, compared with $6.8 million in the first quarter of fiscal 2013. For NFE purposes, the effective tax rate for fiscal 2014 is estimated at 23.3 percent and $5.7 million of tax credits were recognized in the first fiscal quarter, compared with $4.3 million last year. For further discussion of this tax adjustment and reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

These estimates are based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual GAAP results and NFE. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

•	NJR Clean Energy Ventures Announces Second Onshore Wind Project; Construction Begins on Two Dot Wind Farm

Yesterday, NJRCEV announced it had agreed to acquire its second onshore wind project, an investment of approximately $42 million in a 20 megawatt project located on 1,100 acres in the Midwest in Carroll County, Iowa. NJRCEV will, subject to customary closing conditions, purchase the shovel-ready project from

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

OwnEnergy, Inc., a developer of midsize and community wind projects. NJRCEV will own, construct and operate the facility and expects the project to be operational by spring 2015. In 2012, NJRCEV acquired an approximate 19 percent ownership position in OwnEnergy, with an option to purchase projects like the Carroll Area wind farm that fit NJR’s investment profile. This is the second OwnEnergy onshore wind project purchased by NJRCEV.

“The Carroll Area wind project is another significant milestone for NJR Clean Energy Ventures,” said Downes. “The addition of this second wind power investment is the next step in diversifying our distributed power portfolio, providing added long-term growth opportunities for our shareholders.”

All energy and clean energy credits from the Carroll Area project will be sold to MidAmerican Energy, a subsidiary of MidAmerican Energy Holdings, under a 25-year power purchase agreement. MidAmerican Energy Holdings is a subsidiary of Berkshire Hathaway. MidAmerican Energy provides electricity and transmission services to customers in Iowa, Illinois, South Dakota and Nebraska and, at the end of 2013, had 8,087 megawatts of owned and contracted generating capacity, 30 percent of which was fueled by wind. NJRCEV expects that the wind farm will qualify for federal production tax credits (PTCs), which are based on kilowatt-hour output. All PTCs generated by the Carroll Area wind farm will be retained by NJRCEV.

Construction is continuing on NJRCEV’s first onshore wind project, a $22 million, 9.72 megawatt wind farm in Two Dot, Montana, and NJRCEV expects the project to be operational in the third quarter of fiscal 2014. All energy and clean energy credits from Two Dot will be sold through a 25-year power purchase agreement with NorthWestern Energy, a natural gas and electricity supplier that serves over 673,000 customers in Montana, South Dakota and Nebraska. All PTCs generated by Two Dot will be retained by NJRCEV.

•	NJR Clean Energy Ventures Long-Term Outlook

Over the next four years, NJRCEV expects a declining percentage of its NFE to come from the investment tax credits (ITCs) associated with solar investments. Looking out through fiscal 2017, the company anticipates that its existing projects will benefit from SREC prices that NJRCEV expects to continue to improve from supply and demand dynamics, including the recently enacted BPU approval process for grid-connected projects. NJRCEV continues to focus on diversifying its distributed power portfolio to include small- to mid-sized onshore wind projects, supported by long-term power purchase agreements and investments in combined heat and power, thereby reducing its reliance on ITCs.

•	NJR Midstream Reports Results

NJR’s natural gas midstream asset segment, NJR Midstream, consists of two Federal Energy Regulatory Commission (FERC)-regulated investments, NJR’s 50 percent equity ownership in Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania jointly owned with Spectra Energy, and NJR’s 5.53 percent equity investment in Iroquois Pipeline, which delivers natural gas to the New England and New York markets.

NJR Midstream reported first-quarter fiscal 2014 NFE of $1.4 million, compared with $1.8 million in fiscal 2013. The decrease was due primarily to lower transportation values at Iroquois and a one-time maintenance expense at Steckman Ridge.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

•	NJR Home Services Announces Results

In the first quarter of fiscal 2014, NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, reported a net financial loss of $574,000, compared with a net financial loss of $247,000 in the same period last year, when NJRHS experienced higher-than-expected sales due to a significant increase in equipment replacements and installations as a result of Superstorm Sandy.

NJRHS offers home energy solutions for customer comfort, including equipment sales and installations, solar lease and purchase plans and a recently expanded service contract product line that now includes electric, plumbing and standby generator contracts. NJRHS’ expanded service territory now includes Monmouth, Ocean, Middlesex, Morris, Sussex, Warren and Hunterdon counties in New Jersey. Currently, NJRHS serves approximately 120,000 service contract customers.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this release includes, but is not limited to, certain statements regarding NJR’s NFE for fiscal 2014, forecasted contribution of business segments to fiscal 2014 NFE, commencement of gas supply to the Red Oak power plant, expected contribution by NJNG’s new customers and returning customers affected by Superstorm Sandy to utility gross margin, expected number of new customers of NJNG, SREC prices, estimated capital expenditures in fiscal 2014 and beyond by NJNG including those related to SAVEGREEN, SAFE and NJ RISE, planned compressed natural gas fueling stations, the long-term outlook for NJRCEV, diversification of NJRCEV’s strategy, NJRCEV’s future solar projects and the Two Dot and Carroll Area wind farms.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, weather and economic conditions; demographic changes in the NJNG service territory and their effect on NJNG’s customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, NJRES’ operations and on the Company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the Company; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post employment benefit plans as a result of downturns in the financial markets, a lower discount rate, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties and liquidity

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

in the wholesale energy trading market; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of the Company’s joint ventures and partnerships; conditions precedent to the closing of the acquisition of the Carroll Area wind farm; risks associated with our investments in renewable energy projects and our investments in an onshore wind developer, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects and NJR’s eligibility for ITCs and PTCs, the future market for SRECs and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; regulatory approval of NJNG’s planned infrastructure programs; the level and rate at which NJNG’s costs and expenses (including those related to restoration efforts resulting from Superstorm Sandy) are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce, including a work stoppage; the regulatory and pricing policies of federal and state regulatory agencies; the possible expiration of the NJNG CIP, the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack of failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including any impacts to utility gross margin, and restoration costs resulting from Superstorm Sandy. The aforementioned factors are detailed in the “Risk Factors” sections of our Annual Report on Form 10-K filed on November 26, 2013, as filed with the Securities and Exchange Commission (SEC), which is available on the SEC’s website at sec.gov. Information included in this release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information

This press release includes the non-GAAP measures NFE (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRCEV, as such adjustment is related to tax credits generated by NJRCEV.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7 and most recent Form 10-Q, Part I, Item 2.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $2 billion, NJR is comprised of five key businesses:

•

New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains 7,000 miles of natural gas transportation and distribution infrastructure to serve half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.

•

NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity in excess of 61 megawatts, providing residential and commercial customers with low-carbon solutions.

•

NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•

NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and a transportation pipeline, both of which are Federal Energy Regulatory Commission, or FERC-regulated investments.

•

NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey and serves approximately 120,000 service contract customers.

NJR and its more than 900 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

For more information about NJR:

Visit www.njresources.com.

Follow us on Twitter @NJNaturalGas.

“Like” us on facebook.com/NewJerseyNaturalGas.

Download our free NJR investor relations app for iPad and iPhone.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to Net financial earnings, is as follows:

	Three Months Ended
	December 31,
(Thousands)	2013	2012
Net income	$7,693	$60,206
Add:
Unrealized loss (gain) on derivative instruments and related transactions	65,652	(18,334)
Effects of economic hedging related to natural gas, net of taxes	(22,880)	(20,748)
Tax adjustments	(10,605)	14,369

Net financial earnings	$39,860	$35,493

Weighted Average Shares Outstanding
Basic	42,021	41,695
Diluted	42,239	41,758

Basic net financial earnings per share	$.95	$0.85

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

Operating revenues	$637,709	$503,742
Less: Gas purchases	663,787	455,754
Add:
Unrealized loss (gain) on derivative instruments and related transactions	65,201	(18,441)
Effects of economic hedging related to natural gas inventory	(22,880)	(20,748)

Financial margin	$16,243	$8,799

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

Operating (loss) income	$(30,043)	$44,526
Add:
Operation and maintenance expense	3,585	3,215
Depreciation and amortization	12	11
Other taxes	368	236

Subtotal – Gross margin	(26,078)	47,988
Add:
Unrealized loss (gain) on derivative instruments and related transactions	65,201	(18,441)
Effects of economic hedging related to natural gas inventory	(22,880)	(20,748)

Financial margin	$16,243	$8,799

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

Net (loss) income	$(19,386)	$27,794
Add:
Unrealized loss (gain) on derivative instruments and related transactions	65,201	(18,441)
Effects of economic hedging related to natural gas	(22,880)	(20,748)
Tax adjustments	(15,561)	14,409

Net financial earnings	$7,374	$3,014

NJR CLEAN ENERGY VENTURES
A reconciliation of Clean Energy Ventures Net income to Net financial earnings, is as follows:
Net (loss) income	$(1,508)	$5,305
Add:
Tax adjustments	5,122	—

Net financial earnings	$3,614	$5,305

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	December 31,
(Thousands, except per share data)	2013	2012
OPERATING REVENUES
Utility	$233,469	$218,849
Nonutility	644,936	517,170

Total operating revenues	878,405	736,019

OPERATING EXPENSES
Gas purchases
Utility	111,202	111,321
Nonutility	663,530	455,427
Operation and maintenance	42,023	40,070
Regulatory rider expenses	19,832	13,982
Depreciation and amortization	12,566	11,303
Energy and other taxes	17,028	16,725

Total operating expenses	866,181	648,828

OPERATING INCOME	12,224	87,191
Other income	1,127	265
Interest expense, net	6,295	5,825

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	7,056	81,631
Income tax provision	1,505	23,980
Equity in earnings of affiliates	2,142	2,555

NET INCOME	$7,693	$60,206

EARNINGS PER COMMON SHARE
BASIC	$0.18	$1.44
DILUTED	$0.18	$1.44

DIVIDENDS PER COMMON SHARE	$.42	$.40

AVERAGE SHARES OUTSTANDING
BASIC	42,021	41,695
DILUTED	42,239	41,758

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

NEW JERSEY RESOURCES

	Three Months Ended
	December 31,
(Thousands, except per share data)	2013	2012
Operating Revenues
Natural Gas Distribution	$233,469	$218,849
Energy Services	637,709	503,742
Clean Energy Ventures	2,173	3,179
Midstream	—	—
Retail and Other	9,274	10,618

Sub-total	882,625	736,388
Eliminations	(4,220)	(369)

Total	$878,405	$736,019

Operating Income (Loss)
Natural Gas Distribution	$45,303	$42,744
Energy Services	(30,043)	44,526
Clean Energy Ventures	(2,506)	(923)
Midstream	(347)	(142)
Retail and Other	(764)	(63)

Sub-total	11,643	86,142
Eliminations	581	1,049

Total	$12,224	$87,191

Equity in Earnings of Affiliates
Midstream	$2,942	$3,491
Eliminations	(800)	(936)

Total	$2,142	$2,555

Net Income (Loss)
Natural Gas Distribution	$27,639	$25,492
Energy Services	(19,386)	27,794
Clean Energy Ventures	(1,508)	5,305
Midstream	1,434	1,785
Retail and Other	(201)	(94)

Sub-total	7,978	60,282
Eliminations	(285)	(76)

Total	$7,693	$60,206

Net Financial Earnings (Loss)
Natural Gas Distribution	$27,639	$25,492
Energy Services	7,374	3,014
Clean Energy Ventures	3,614	5,305
Midstream	1,434	1,785
Retail and Other	(201)	(94)

Sub-total	39,860	35,502
Eliminations	—	(9)

Total	$39,860	$35,493

Throughput (Bcf)
NJNG, Core Customers	21.5	20.6
NJNG, Off System/Capacity Management	35.8	32.3
NJRES Fuel Mgmt. and Wholesale Sales	167.1	143.9

Total	224.4	196.8

Common Stock Data
Yield at December 31	3.6%	4.0%
Market Price
High	$46.95	$46.28
Low	$42.54	$38.51
Close at December 31	$46.24	$39.62
Shares Out. at December 31	42,059	41,717
Market Cap. at December 31	$1,944,800	$1,652,828

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

NATURAL GAS DISTRIBUTION

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer & weather data)	2013	2012
Utility Gross Margin
Operating revenues	$233,469	$218,849
Less:
Gas purchases	115,544	112,161
Energy and other taxes	14,629	14,252
Regulatory rider expense	19,832	13,982

Total Utility Gross Margin	$83,464	$78,454

Utility Gross Margin, Operating Income and Net Income
Residential	$50,560	$48,335
Commercial, Industrial & Other	13,000	12,720
Firm Transportation	17,321	15,174

Total Firm Margin	80,881	76,229
Interruptible	127	111

Total System Margin	81,008	76,340
Off System/Capacity Management/FRM/Storage Incentive	2,456	2,114

Total Utility Gross Margin	83,464	78,454
Operation and maintenance expense	27,252	25,191
Depreciation and amortization	9,835	9,277
Other taxes not reflected in gross margin	1,074	1,242

Operating Income	$45,303	$42,744

Net Income	$27,639	$25,492

Throughput (Bcf)
Residential	12.5	11.2
Commercial, Industrial & Other	2.4	2.2
Firm Transportation	5.0	4.3

Total Firm Throughput	19.9	17.7
Interruptible	1.6	2.9

Total System Throughput	21.5	20.6
Off System/Capacity Management	35.8	32.3

Total Throughput	57.3	52.9

Customers
Residential	410,546	410,230
Commercial, Industrial & Other	25,889	25,878
Firm Transportation	65,119	57,542

Total Firm Customers	501,554	493,650
Interruptible	39	41

Total System Customers	501,593	493,691
Off System/Capacity Management*	49	42

Total Customers	501,642	493,733

* The number of customers represents those active during the last month of the period.
Degree Days
Actual	1,667	1,567
Normal	1,625	1,634

Percent of Normal	102.6%	95.9%

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE; Strong Results at New Jersey Natural Gas and NJR Energy Services Drive Growth; Moody’s Investors Service Upgrades New Jersey Natural Gas Credit Rating

ENERGY SERVICES

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer, SREC and megawatt)	2013	2012
Operating Income
Operating revenues	$637,709	$503,742
Gas purchases	663,787	455,754

Gross Margin	(26,078)	47,988
Operation and maintenance expense	3,585	3,215
Depreciation and amortization	12	11
Energy and other taxes	368	236

Operating (Loss) Income	$(30,043)	$44,526

Net (Loss) Income	$(19,386)	$27,794

Financial Margin	$16,243	$8,799

Net Financial Earnings	$7,374	$3,014

Gas Sold and Managed (Bcf)	167.1	143.9

CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$1,434	$2,912
Energy sales and other	739	267

Total Operating Revenues	$2,173	$3,179

Depreciation and Amortization	$2,511	$1,831

Operating (Loss)	$(2,506)	$(923)

Income Tax Benefit	$2,044	$7,769

Net (Loss) Income	$(1,508)	$5,305

Net Financial Earnings	$3,614	$5,305

Solar Renewable Energy Certificates Generated	15,159	9,661

Solar Renewable Energy Certificates Sold	9,364	25,000

Megawatts Installed	3.3	9.9

Megawatts Under Construction	9.5	0.382

MIDSTREAM

Equity in Earnings of Affiliates	$2,942	$3,491

Operation and Maintenance Expense	$346	$140

Interest Expense	$398	$591

Net Income	$1,434	$1,785

RETAIL AND OTHER

Operating Revenues	$9,274	$10,618

Operating Income	$(764)	$(63)

Net (Loss)	$(201)	$(94)

Total Customers as of December 31,	122,645	127,732